Exhibit 10.8

                           LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT is entered into as of May 4, 2004 by and between Genio Group, Inc., a Delaware corporation ("Borrower"), and IIG Capital, LLC, as agent for the IIG Trade Opportunities Fund N.V. ("Lender").

                                    RECITALS

     A. Borrower has requested that Lender provide financial accommodations to Borrower as more fully set forth herein and in the Loan Documents.

     B. As additional consideration to induce Lender to enter into this Agreement, Borrower has agreed to issue warrants to Lender to entitle Lender to purchase shares of the Borrower's stock, all as more fully set forth in the warrant.

     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    AGREEMENT

     1. Certain Definitions and Index to Definitions.

          1.1. Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.

          1.2. Definitions. All other terms contained in this Agreement that are not specifically defined herein and which are defined in the UCC, shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. As used herein, the following terms shall have the following meanings:

               1.2.1. "Account Management Fee" - $1,500 per month.

               1.2.2. "Advances" - see Section 2.1.1 hereof.

               1.2.3. "Agreement" - this Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

               1.2.4. "Allowable Amount" - the lesser of (i) the Borrowing Base less Availability Reserves and (ii) the Maximum Amount.

               1.2.5. "Audit Fee" - $1,000.

               1.2.6. "Availability Reserves" - as of any date of determination, such amounts as Lender may from time to time establish and revise reducing the amount of Advances which would otherwise be available to Borrower hereunder:

                    1.2.6.1. To reflect events, conditions, contingencies or risks which, as determined by Lender, or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor, or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);

                    1.2.6.2. In the amount of any Third Party Claim, until such time as Lender has determined in good faith that the Third Party Claim is unlikely to be asserted;

                    1.2.6.3. To reflect Lender's belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or

                    1.2.6.4. In respect of any state of facts that Lender determined constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

               1.2.7. "Average Unused Portion of Maximum Amount" - the Maximum Amount less the average Obligations that were outstanding during the immediately preceding month.

               1.2.8. "Avoidance Claim" - any claim that any payment received by Lender from or for the account of an Account Debtor is avoidable under the United States Bankruptcy Code or any other state or federal debtor relief statute.

               1.2.9. "Banking Day" - A day on which a commercial bank is open for business in the Chosen State, excluding Saturdays and Sundays.

               1.2.10. "Borrower" - see Preamble hereof.

               1.2.11. "Borrowing Base" - the sum of:

                    1.2.11.1. 75% of the Net Face Amount of Borrower's Eligible Accounts, plus

                    1.2.11.2. 30% of the Net Face Amount of Borrower's Qualified Delinquent Accounts so long as outstanding Advances against such Qualified Delinquent Accounts do not exceed $500,000;

               1.2.12. "Borrowing Base Certificate" - a request for an Advance, in a form acceptable to Lender.

               1.2.13. "Business Day" - any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to be closed.

               1.2.14. "Chosen State" - New York.

               1.2.15. "Claim" - a claim by an Account Debtor, of any defense, dispute, offset, counterclaim, or rights of return or cancellation with respect to any Account.

               1.2.16. "Clearance Days" - (i) 3 Business Days for checks drawn on banks located within the Chosen State, (ii) 1 Business Day and for all electronic funds transfers, and (iii) 3 Business Days for all other payments.

               1.2.17. "Collateral" - All Borrower's present and future Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles, Letter of Credit Rights, Commercial Tort Claims, Deposit Accounts, and the proceeds thereof.

               1.2.18. "Collateral Management Fee" - 0.35% per month of average outstanding balance of accounts receivable.

               1.2.19. "Complete Termination" - Complete Termination occurs upon satisfaction of the following conditions:

                    1.2.19.1. Payment in full of all Obligations;

                    1.2.19.2. If Lender has issued or caused to be issued guarantees, commitments to third parties, or letters of credit on behalf of Borrower, acknowledgement from any beneficiaries thereof that Lender or any other issuer has no outstanding direct or contingent liability therein; and

                    1.2.19.3. Borrower has executed and delivered to Lender a general release in the form of Exhibit 21 attached hereto.

               1.2.20. "Contractual Termination Date" - The end of the Initial Term or any Renewal Term, as the case may be.

               1.2.21. "Credit Accommodation" - any advance or other extension of credit by Lender to or on behalf of Borrower hereunder.

               1.2.22. "Default Interest Rate Spread" - 10%.

               1.2.23. "Default Waiver Fee" - $2,500.

               1.2.24. "Delinquent Account" - see Section 1.2.28.1.

               1.2.25. "Early Termination Date" - the date on an Early Termination Event occurs.

               1.2.26. "Early Termination Event" - the occurrence of any of the following:

                    1.2.26.1. Termination of this Agreement by Borrower;

                    1.2.26.2. Borrower becomes a debtor in a case filed under the United States Bankruptcy Code or any similar state proceeding;

                    1.2.26.3. Borrower repays the Obligations (whether by acceleration or otherwise, except if such repayment is due to termination of this Agreement by Lender) prior to the next Contractual Termination Date.

               1.2.27. "Early Termination Fee" - the product of (x) the number of months (or portions thereof) between the next Contractual Termination Date and the Early Termination Date and (y) greater of (i) the average monthly interest for the immediately preceding three months or (ii) $75,000.

               1.2.28. "Eligible Account" - an Account, excluding the following:

                    1.2.28.1. Any Account which remain remains uncollected for more than 90 days from invoice date (each a "Delinquent Account");

                    1.2.28.2. Any Account due from an Account Debtor that is insolvent;

                    1.2.28.3. Any Account due from an Account Debtor affiliated with Borrower in any manner;

                    1.2.28.4. Any Account which is not unconditionally due and owing; such as (but not limited to) a consignment transaction;

                    1.2.28.5. Accounts commonly known as "bill and hold" or a similar arrangement;

                    1.2.28.6. Any Account owing by an Account Debtor which does not have a place of business in the United States or which is not payable in US dollars, other than an Account (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Lender, or (ii) supported by a letter of credit issued by a financial institution acceptable to Lender;

                    1.2.28.7. Any Account due from an Account Debtor who is any national, federal state or municipal government, including, without limitation, any instrumentality, division, agency, body or department thereof, except where the Account Debtor is bound to make payment directly to Lender;

                    1.2.28.8. Accounts due from an Account Debtor as to which 25% percent or more of the aggregate dollar amount of all outstanding Accounts owing from such Account Debtor are Delinquent Accounts;

                    1.2.28.9. That portion of Accounts due from an Account Debtor which is in excess of 30% percent of Borrower's aggregate dollar amount of all outstanding Accounts Receivable;

                    1.2.28.10. Accounts which are not free of all liens, encumbrances, charges, rights and interest of any kind, except in favor of Lender;

                    1.2.28.11. Accounts which are supported or represented by a promissory note, post-dated check or letter of credit unless Lender holds a first perfected security interest therein;

                    1.2.28.12. Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

                    1.2.28.13. Accounts for which Borrower is or may become indebted to the Account Debtor; and

                    1.2.28.14. Accounts that are unsuitable as collateral, as determined by Lender in the exercise of its reasonable discretion.

               1.2.29. "Event of Default" - see Section 13 hereof.

               1.2.30. "Exposed Payments" - Payments received by Lender from an Account Debtor that has become subject to a bankruptcy proceeding, to the extent such payments cleared said Account Debtor's deposit account within ninety days of the commencement of said bankruptcy case.

               1.2.31. "GAAP" - means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

               1.2.32. "Guarantors" - all individuals and entities now, if any, or hereafter guaranteeing the Obligations.

               1.2.33. "Initial Term" - one (1) year from the date hereof.

               1.2.34. "Interest Rate" - The greater of (i) 4.25% per annum in excess of the Prime Rate or (ii) 8.75% per annum. Any change in the Interest Rate shall be effective as of the date of any change in the Prime Rate.

               1.2.35. "Key Employee" - Shai Bar-Lavi.

               1.2.36. "Loan Account" - that portion of the Obligations which accrue interest hereunder, including the sum of the unpaid balances of:

                    1.2.36.1. Advances;

                    1.2.36.2. Other payments made by Lender arising hereunder for which Borrower is liable to Lender.

               1.2.37. "Loan Documents" - this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               1.2.38. "Loan Fee" - 1.5% of the Maximum Amount at the time this fee accrues.

               1.2.39. "Maximum Amount" - $3,000,000.

               1.2.40. "Minimum Monthly Income" - $20,000.

               1.2.41. "Misdirected Payment Fee" -10% of the Net Face Amount.

               1.2.42. "Missing Notation Fee" - 10% of the Net Face Amount.

               1.2.43. "Monetary Collateral" - cash, checks or other proceeds of Collateral in tangible form.

               1.2.44. "Net Face Amount" - with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions and claims to which the Account Debtor is contractually entitled.

               1.2.45. "Obligor" - the Borrower or any Guarantor.

               1.2.46. "Obligations" - all present and future obligations owing by Borrower to Lender whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any Bankruptcy Case in which Borrower is a Debtor.

               1.2.47. "Permitted Liens" - means: (a) liens in favor of Lender,
(b) liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, (c) mechanic's, workman's, materialman's, landlord's, carrier's and other like liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being diligently contested in good faith by Borrower by appropriate proceedings, provided that such liens did not arise in connection with the borrowing of money or the obtaining of advances and do not, in Lender's reasonable determination, have a material effect on Borrower's business or financial condition or on the Collateral, and (d) liens relating to equipment leases or purchase money security interests entered into in the ordinary course of Borrower's business.

               1.2.48. "Prime Rate" - The prime rate as reflected in the Wall Street Journal from time to time. If the prime rate is reflected as a range, then the Prime Rate as used herein shall be the highest amount in said range.

               1.2.49. "Qualified Delinquent Accounts" - Accounts which (a) would be Eligible Accounts, except that they violate Section 1.2.28.1 hereof,
(b) have not been uncollected for more than ninety-one (91) one hundred and twenty-one (121) days from the invoice date, and (c) are either (i) insured by a credit insurance policy acceptable to Lender or (ii) supported by one or more letters of credit issued by a financial institution acceptable to Lender.

               1.2.50. "Renewal Term" - 1 year.

               1.2.51. "Subordinating Creditor" - any creditor of the Borrower which has executed a Subordination Agreement.

               1.2.52. "Subordination Agreement" - a subordination agreement in form and substance acceptable to Lender whereby Subordinating Creditor subordinates, in favor of Lender, obligations owed to it by Borrower.

               1.2.53. "Termination Date" - the earlier of (i) the Contractual Termination Date or (ii) the date on which Lender elects to terminate this Agreement pursuant to the terms herein.

               1.2.54. "Third Party Claim" - claims asserted against Lender by any person or entity relating in way to the Lender's relationship with Borrower or any stamp or other taxes (other than transfer or F taxes) which may be determined to be payable in connection with the execution of the Loan Documents.

               1.2.55. "UCC" - The Uniform Commercial Code in effect in the Chosen State as the same may be amended from time to time.

               1.2.56. "Unused Line Fee" - 1% percent per annum of the Average Unused Portion of the Maximum Amount.

     2.   Credit Facilities.

          2.1. Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination
Date:

               2.1.1. Lender, shall, from time to time, at the request of Borrower, make advances ("Advances") to Borrower, less any Availability Reserves, so long as, before and after such Advance, the Obligations do not exceed the Allowable Amount.

               2.1.2. Lender may, in its discretion, from time to time, upon not less then five (5) days prior notice to Borrower, reduce the Borrowing Base to the extent that Lender determines that:

                    2.1.2.1. The dilution with respect to the Accounts for any period (based on the ratio of (a) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (b) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels;

                    2.1.2.2. The general creditworthiness of Account Debtors has declined.

         2.2. General Provisions.

               2.2.1. Borrowing Base Certificate. Each request from Borrower for a Credit Accommodation shall be accompanied by a Borrowing Base Certificate, completed and signed by Borrower.

               2.2.2. Crediting Borrower's Account. All Credit Accommodations by Lender may be made by deposits or transfers to any demand deposit account of Borrower.

               2.2.3. Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit
Accommodations:

                    2.2.3.1. Upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Borrower; or

                    2.2.3.2. At the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.

               2.3. Limitations on Credit Accommodations. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make a Credit Accommodation if, before or as a result thereof, the Obligations shall exceed the Allowable Amount.

     3.   Payments by Borrower.

          3.1. In General.

               3.1.1. Place of Payments. All payments hereunder shall be made by Borrower to Lender at Lender's address set forth herein or at such other place as Lender may designate in writing.

               3.1.2. ACH Debits. In order to satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Borrower. At the Lender's request, Borrower shall execute and deliver to Lender an authorization agreement for ACH debits.

          3.2. Interest and Fees.

               3.2.1. Interest.

                    3.2.1.1. Subject to Section 3.2.1.3 hereof, interest on the Loan Account balance shall be payable monthly, in arrears, shall be computed at the Interest Rate, and shall be due on the first (1st) day of each month following the accrual thereof. Lender is authorized to debit the Loan Account on the first day of each month for interest accrued hereunder during the preceding month.

                    3.2.1.2. Minimum Monthly Income. Any amount by which the interest, Collateral Management Fee and Account Management Fee earned in any month (prorated for partial periods) is less than the Minimum Monthly Income, shall be paid on the first day of the following month.

                    3.2.1.3. Default Interest. Immediately upon the occurrence and during the continuance of an Event of Default, the interest rates otherwise applicable shall be increased by the Default Interest Rate Spread.

                    3.2.1.4. Calculation of Interest. All interest charged hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                    3.2.1.5. Application of Collections. Lender shall, for the purpose of the computation of interest due hereunder, add the Clearance Days to any payments, which is acknowledged by the parties to constitute an integral aspect of the pricing of Lender's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

               3.2.2. Fees.

                    3.2.2.1. Audit Fee. Borrower shall immediately pay to Lender an Audit Fee, in addition to Lender's related out-of-pocket expenses, in connection with each audit of Borrower that Lender performs or causes to be performed hereunder.

                    3.2.2.2. Account Management Fee. Borrower shall pay the Account Management Fee, on the first day of each month until the last to occur of (i) payment in full of all Obligations, and (ii) termination of this Agreement.

                    3.2.2.3. Collateral Management Fee. Borrower shall pay the Collateral Management Fee to Lender monthly, in arrears, on the first (1st) day of each month following the accrual thereof.

                    3.2.2.4. Default Waiver Fee. Borrower shall pay the Default Waiver Fee to Lender, immediately upon the waiver by Lender of any Event of Default hereunder, so long as the waiver was done at the Borrower's request.

                    3.2.2.5. Early Termination Fee. Borrower shall pay to Lender the Early Termination Fee immediately upon the occurrence of an Early Termination Event.

                    3.2.2.6. Loan Fee. Borrower shall pay the Loan Fee to Lender on the date hereof and on the first day following each Contractual Termination Date until the later of (i) termination of this Agreement, and (ii) full payment of all Obligations.

                    3.2.2.7. Misdirected Payment Fee. Borrower shall pay the Misdirected Payment Fee to Lender, immediately on its accrual, on the amount of any payment on an Account, which has been received by Borrower and not delivered in kind by Borrower to Lender within three (3) Business Days of receipt thereof.

                    3.2.2.8. Missing Notation Fee. Borrower shall immediately pay to Lender the Missing Notation Fee on any invoice that is sent by Borrower to an Account Debtor that does not contain the notice as required by Section
11.10 hereof.

                    3.2.2.9. Unused Line Fee. Borrower shall pay the Unused Line Fee to Lender monthly, in arrears on the first (1st) day of each month following the accrual thereof.

     4.   Indemnification Protection.

          4.1. Notwithstanding payment in full of the Obligations and termination of this Agreement, in the event that (i) a Third Party Claim has been asserted against Lender, or (ii) Lender believes in good faith that a Third Party Claim may be asserted against Lender, Lender may retain its security interest or any funds of Borrower in the amount of the Third Party Claim together with Lender's good faith estimate of its costs to be incurred in the defense thereof, until such time as the Claim is withdrawn or satisfied, unless Lender receives Assurances (as defined below) regarding its exposure to the Third Party Claim.

          4.2. For the purposes hereof, "Assurances" shall mean collateral, a guaranty or a letter of credit from an entity so that Lender reasonably believes in good faith that the likelihood of loss resulting from the Third Party Claim is remote.

     5. Grant of Security Interest. To secure the performance of the Obligations, Borrower grants to the Lender a security interest in the Collateral, and all proceeds and products thereof.

     6. Authorization to File Financing Statements.

          6.1. The Borrower irrevocably authorizes the Lender to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:

               6.1.1. Indicate the Collateral as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

               6.1.2. Contain any other information required by part 5 of
Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization, and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;

               6.1.3. Contain a notification that the Borrower has granted a negative pledge to the Lender, and that any subsequent lienor may be tortiously interfering with Lender's rights;

               6.1.4. Advises third parties that any notification of Borrower's Account Debtors will interfere with Lender's collection rights;

          6.2. The Borrower agrees to furnish any of the foregoing information to the Lender promptly upon request;

          6.3. The Borrower ratifies its authorization for the Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof; and

          6.4. The Lender may add any supplemental language to any such financing statement as Lender may reasonably determine to be necessary or helpful in acquiring or preserving rights against third parties.

     7. Collection and Administration of Accounts.

          7.1. Collection. Lender may notify Borrower's customers that that the underlying Account has been assigned to Lender and that payment thereof is to be made to the order of Lender and sent directly to Lender. Such notification may be in the form that is annexed hereto as Exhibit 7.1.

          7.2. Direction of Payments. Borrower shall direct its customers to send the proceeds of Accounts to an address or deposit account as directed by Lender.

          7.3. Receipt of Funds by Borrower. In the event Borrower receives proceeds of Collateral in the form of a wire transfer or other intangible funds transfer mechanism, Borrower shall such proceeds to Lender immediately upon receipt.

          7.4. Lender's Powers. Borrower hereby authorizes Lender, at Borrower's sole expense, to exercise at any time in Lender's discretion all or any of the following powers, which powers are irrevocable until all of the Obligations have been paid in full:

               7.4.1. Receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;

               7.4.2. Pay any sums necessary to discharge any lien or encumbrance that is senior to Lender's security interest in the Collateral, which sums shall be included as Obligations hereunder.

               7.4.3. Send requests (which may identify the sender by a pseudonym) for verification of any Accounts directly to the Account Debtor or any bailee of the Collateral.

          7.5. Release. Borrower hereby releases and exculpates Lender, its officers, employees, agents, designees, attorneys, and accountants from any liability arising from any acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall Lender have any liability to Borrower for lost profits or other special or consequential damages.

     8. Representations and Warranties by Borrower.

          8.1. All Accounts listed on any report provided by Borrower to Lender will be:

               8.1.1. Bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Borrower's business;

               8.1.2. Unconditionally owed and will be paid to Lender without the assertion of any Claim; and

               8.1.3. Not sales to any entity that is affiliated with Seller or in any way not an "arms length" transaction.

          8.2. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any Guarantor of the Obligations, except for ongoing collection matters in which Borrower is the plaintiff.

          8.3. All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Lender on or before the date hereof.

          8.4. Borrower agrees to maintain books and records and its records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope, as Lender shall reasonably require.

     9. Conditions Precedent to All Advances. Subject to the other terms and conditions contained herein, Lender's obligation to make any Credit Accommodation available to Borrower is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Credit Accommodation, the following conditions precedent:

          9.1. Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all respects on and as of the date of such Credit Accommodation.

          9.2. No Event of Default. No Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such Credit Accommodation.

          9.3. Payment of All Fees. Borrower shall have paid to Lender all accrued and unpaid fees and other amounts due and payable hereunder and pursuant to the terms hereof.

          9.4. Lender's Priority Interest. Lender shall have a first priority security interest in the Collateral except as set forth in Exhibit 9.4.

     10. Authorization to Lender.

          10.1. The Borrower irrevocably authorizes Lender to take any and all appropriate action and to execute any and all documents and instruments, in the name of Borrower, that may be necessary or desirable to accomplish the purposes of this Agreement including the filing on behalf of Borrower with such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Borrower qualified to transact business in a particular state or geographic location.

          10.2. Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an account debtor "in full payment" of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower's claims, under ss.3-311 of the Uniform Commercial Code, or otherwise.

     11. Affirmative Covenants. Until full payment of the Obligations and termination of this Agreement, Borrower shall:

          11.1. At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender copies of invoices, agreements, proof of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the Collateral and confirmatory assignments to Lender thereof, in form and substance satisfactory to Lender, and duly executed by Borrower.

          11.2. Immediately advise Lender, in writing, of the assertion of any Claim.

          11.3. Furnish to Lender, in form and substance satisfactory to Lender:

               11.3.1. Annual Financial Statements. As soon as possible after the end of each fiscal year of Borrower, and in any event within 105 days thereafter:

                    11.3.1.1. A complete copy of Borrower's financial statements, including but not limited to (a) the management letter, if any, (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, audited by a firm of independent certified public accountants of recognized standing and acceptable to Lender, and

                    11.3.1.2. A statement certified by the chief financial officer of Borrower that Borrower is in compliance with all the terms, conditions, covenants and warranties of this Agreement.

               11.3.2. Other Financial Statements. No later than 30 days after the close of each quarter (an "Accounting Period"):

                    11.3.2.1. Borrower's balance sheet as of the close of such Accounting Period and its income statement for that portion of the then current fiscal year through the end of such Accounting Period certified by Borrower's chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations;

                    11.3.2.2. Borrower's accounts receivable and accounts payable agings as of the end of such Accounting Period, as well as its month end inventory report, and an accounts receivable collection report in a form satisfactory to Lender, certified by Borrower's chief financial officer as being complete and correct;

               11.3.3. Tax Returns. Copies of each of Borrower's:

                    11.3.3.1. Federal income tax returns, and any amendments thereto, within ten (10) days of the filing thereof with the Internal Revenue Service; and

                    11.3.3.2. Federal payroll tax returns within ten (10) days of filing, together with proof, reasonably satisfactory to Lender, that all such taxes have been paid.

          11.4. Inspections.

               11.4.1. During usual business hours, permit Lender, without notice to Borrower, to periodically:

                    11.4.1.1. Have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, and

                    11.4.1.2. To inspect, audit, make copies of, and make extracts from Borrower's records as Lender may request.

               11.4.2. Without expense to Lender, Lender may use any of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.

          11.5. Indemnification. Indemnify and save Lender harmless from any and all liability with respect to any Third Party Claim, including the costs incurred in the defense thereof.

          11.6. Enforcement of Judgments. Reimburse Lender for all costs and expenses, including attorneys' fees, which Lender incurs in enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

          11.7. Taxes and Expenses Regarding Borrower's Assets.

               11.7.1. Make timely payment when due without extension of all taxes, assessments or contributions required of Borrower, unless and to the extent that such taxes, assessments or contributions shall be contested in good faith and by appropriate proceedings and that to the extent required by generally accepted accounting principles, adequate book reserves are established by Borrower. If Borrower fails to make any such payment or deposit or furnish proof of such payment or to otherwise satisfy Borrower's obligations set forth in the preceding sentence, Lender may, in its sole discretion and without written notice to Borrower:

                    11.7.1.1. Make payment of the same or any part thereof; or

                    11.7.1.2. Set up such reserves against the Obligations as Lender deems necessary to satisfy the liability therefore, or both.

               11.7.2. Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Lender shall constitute neither:

                    11.7.2.1. An agreement by Lender to make similar payments in the future; nor

                    11.7.2.2. A waiver by Lender of any default under the Loan Documents. Lender need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice from the applicable governmental agency requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.

          11.8. Change in Name. Give Lender written notice immediately upon forming an intention to change its name, state of organization or form of business organization.

          11.9. Maintenance of Insurance.

               11.9.1. The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all such insurance shall be payable to the Lender under a Lender Loss Payable Endorsement. Without limiting the foregoing, the Borrower will:

                    11.9.1.1. Keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property;

                    11.9.1.2. Maintain all such workers' compensation or similar insurance as may be required by law; and

                    11.9.1.3. Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance.

               11.9.2. In the event that Borrower fails to maintain such insurance, Lender may obtain such insurance at Borrower's expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance.

          11.10. Before sending any invoice to an Account Debtor, Borrower shall mark same with a notice of assignment or remittance instructions as may be required by Lender.

          11.11. Notwithstanding that Borrower has agreed to pay the Misdirected Payment Fee, Borrower shall pay to Lender on the next Banking Day following the date of receipt by Borrower the amount of any proceeds of Accounts received by Borrower.

          11.12. Access to Electronic Information. Borrower hereby permits Lender at any time to access electronically information concerning any accounts maintained by Borrower with any bank or other financial institution so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement, and Borrower shall provide Lender with all necessary access codes, passwords and the like to carry out the provisions hereof.

          11.13. Chattel Paper. Borrower agrees that any chattel paper which is part of the Collateral will be marked: "This chattel paper has been assigned to IIG Capital, LLC, as agent for the IIG Trade Opportunities Fund N.V. Further assignment of this chattel paper violates the rights of IIG Capital, LLC, as agent for the IIG Trade Opportunities Fund N.V."

     12. Negative Covenants. Borrower will not:

          12.1. Modify Account Obligations. After an Event of Default, (i) grant any extension of time for payment of any Accounts, (ii) compromise or settle any Accounts for less than the full amount thereof, (iii) release in whole or in part any Account Debtor; or (iv) grant any credits, discounts, allowances, deductions, return authorizations, or the like with respect to any Accounts.

          12.2. Negative Pledge. Hereafter grant any lien upon the Collateral other than any Permitted Liens.

          12.3. Mergers, etc. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any entity, other than as described in Exhibit 12.3 hereto.

          12.4. Transfer of Assets. Enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's properties, assets (other than (i) sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted, (ii) the sale or other disposition of worn out or obsolete equipment, and (iii) sales or other disposition of equipment having a fair market value of not greater than $50,000 during each fiscal year).

          12.5. Change of Name. Change Borrower's name, Federal Employer Identification Number, business structure, or identity, or add any new fictitious name.

          12.6. Suspension of Business. Suspend or go out of a substantial portion of its business.

     13. Events of Default. Each of the following events or conditions shall constitute an "Event of Default":

          13.1. Borrower defaults in the performance of any payment obligation due hereunder;

          13.2. Borrower fails to cure the breach of any Obligation other than a payment obligation within ten (10) days after written notice thereof is sent by Lender to Borrower;

          13.3. Borrower is in default with respect to any present or future agreement with Lender (after giving effect to any applicable grace or cure periods contained therein);

          13.4. The Obligations at any time exceed the Allowable Amount;

          13.5. An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor and the same remains undismissed after a period of ninety (90) days; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;

          13.6. A material adverse change occurs with respect to the financial condition or operations of Borrower which results in a material impairment of the prospect of repayment of the Obligations;

          13.7. A sale, hypothecation or other disposition is made of thirty three (33%) percent or more of the beneficial interest in any class of voting stock of Borrower;

          13.8. Any Guarantor defaults in the performance of its obligations to Lender (after any applicable grace or cure period) or shall notify Lender of its intention to rescind, modify, terminate or revoke the its guaranty or it shall cease to be in full force and effect for any reason whatever;

          13.9. Any Subordinating Creditor fails to perform or observe any of such Subordinating Creditor's obligations under any Subordination Agreement (after any applicable grace or cure period), or notifies Lender of the Subordinating Creditor's intention to rescind, modify, terminate or revoke the Subordination Agreement with respect to future transactions, or the Subordination Agreement ceases to be in full force and effect for any reason whatsoever;

          13.10. Any of the Key Employees fails to devote substantially all of their efforts in furtherance of the business affairs of Borrower for any one month, or ceases to be employed by Borrower in the capacity that such employee held as of the date of this Agreement and a replacement reasonably satisfactory to Lender is not made within sixty days.

          13.11. Any provision of this Agreement or any of the Loan Documents ceases, for any reason, to be valid and binding on Borrower.

     14. Remedies.

          14.1. Upon the occurrence of any Event of Default all Obligations shall accrue interest at the Default Rate and Lender may:

               14.1.1. Declare this Agreement and all of Lender's obligations hereunder terminated;

               14.1.2. Declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

               14.1.3. Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;

               14.1.4. Change the address for delivery of Borrower's mail to Lender and to receive and open mail addressed to Borrower;

               14.1.5. Extend the time of payment of, compromise, or settle for cash, credit, return of merchandise, any and all Monetary Collateral and discharge or release any entity obligated with respect to any Collateral without affecting any of the Obligations; and/or

               14.1.6. Execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.

          14.2. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, Borrower WAIVES ANY REQUIREMENT THAT Lender INFORM Borrower BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF Borrower'S OBLIGATIONS HEREUNDER. FURTHER, Lender'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY Lender OF ITS CLAIM THERETO.

     15. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender:

          15.1. To not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

          15.2. To fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

          15.3. To fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;

          15.4. To exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

          15.5. To advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

          15.6. To hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

          15.7. To dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

          15.8. To dispose of assets in wholesale rather than retail markets;

          15.9. To disclaim all disposition warranties; or

          15.10. To purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral.

          15.11. Borrower acknowledges that the purpose of this Section 15 is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender's exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15.

     16. Proceeds and Expenses of Dispositions. Borrower shall pay to the Lender on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving, or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, notwithstanding contrary instructions received by Lender from the Borrower or any other third party.

     17. Liquidation Success Premium. If Borrower shall substantially cease operating as a going concern, and the proceeds of Collateral created after the occurrence of an Event of Default (the "Default") are in excess of the Obligations at the time of Default, Borrower shall pay to Lender a liquidation success premium of ten percent of the amount of such excess.

     18. Attorneys Fees and Expenses. Borrower agrees to reimburse Lender on demand for:

          18.1. The actual amount of all reasonable costs and expenses, including attorneys' fees, which Lender has incurred or may incur in:

               18.1.1. Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith;

               18.1.2. Any way arising out of this Agreement;

               18.1.3. Protecting, preserving or enforcing any lien, security interest or other right granted by Borrower to Lender or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;

          18.2. The actual costs, including photocopying (which, if performed by Lender's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Borrower is a party; or

          18.3. The actual amount of all costs and expenses, including attorneys' fees, which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Borrower, including those
(i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Borrower's plan thereunder.

     19. Termination.

          19.1. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the end of the Initial Term.

          19.2. This Agreement shall be automatically extended for successive Renewal Terms unless (i) Borrower has given Lender at least sixty days' prior written notice, or (ii) Lender has given Borrower at least thirty days' prior written notice, of their respective intention to have this Agreement terminate at the end of a Contractual Termination Date.

          19.3. Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

          19.4. Exposed Payments.

               19.4.1. Upon termination of this Agreement, Borrower shall pay to Lender (or Lender may retain), to hold in a non-segregated non-interest bearing account the amount of all Exposed Payments (the "Preference Reserve").

               19.4.2. Lender may charge the Preference Reserve with the amount of any Exposed Payments that Lender pays to the bankruptcy estate of the Account Debtor that made the Exposed Payment, on account of a claim asserted under
Section 547 of the Bankruptcy Code.

               19.4.3. Lender shall refund to Borrower from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Account Debtor or otherwise.

     20. Revocation of Borrower's Right to Sell Inventory Free and Clear of Lender's Security Interest.

         Lender may, upon the occurrence of an Event of Default, revoke Borrower's right to sell Inventory free and clear of Lender's security interest therein.

     21. No Lien Termination without Release. In recognition of the Lender's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of Lender's liens on the Collateral unless and until Complete Termination has occurred. Borrower understands that this provision constitutes a waiver of its rights under ss.9-513 of the UCC.

     22. Account Stated.

         Lender shall render to Borrower a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Borrower, absent manifest error, as an account stated, except to the extent that Lender receives, within thirty (30) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

     23. Retention of Records. Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower only for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

     24. Notices to Third Parties. Lender shall have the right at any time to give any Guarantor or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender's sole discretion, including, without limitation, Borrower's financial condition. Borrower shall provide to each Guarantor and Subordinating Creditor a copy of each notice, statement or report required to be given to Lender hereunder.

     25. Information to Participants. Lender may furnish any financial or other information concerning Borrower, or any of its subsidiaries, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrower (whether under this Agreement or otherwise), or to any prospective purchaser of any securities issued or to be issued by Lender.

     26. Entire Agreement. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

     27. Notice.

          27.1. All notices required to be given to any party other than Lender shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party, or (iii) actual receipt by such party or an employee or agent of such party. All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender.

          27.2. The addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

                                    BORROWER

Address:          1120 Avenue of the Americas, Suite 4020
                  New York, NY 10036
Attention:        Andrew J. Schenker
Fax Number:       212-626-6703

                                     LENDER

Address:          1500 Broadway, 17th floor Floor
                  New York, NY 10036
Attention:        Martin Silver
Fax Number:       212-806-5199

          27.3. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

     28. Amendment and Waiver. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have.

     29. Governing Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

     30. Venue. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in the Chosen State, in the city in which Lender's chief executive office is located, or if none, any court sitting in the Chosen State (the "Acceptable Forums"). Borrower agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum.

     31. Jury Trial Waiver. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR
(B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     32. Service Of Process. Borrower agrees that Lender may effect service of process upon Borrower by regular mail at the address set forth in this Agreement, or at the option of Lender if Borrower is a Registered Organization, by service upon Borrower's agent for the service of process.

     33. Assignment. Lender may assign its rights and delegate its duties hereunder. Upon such assignment, Borrower shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:                   Genio Group, Inc.

                            By: /s/ Andrew J. Schenker
                               -------------------------------------------------
                            Name:  Andrew J. Schenker
                            Title: CFO Chief Financial Officer

LENDER:                     IIG Capital, LLC, as agent for the IIG Trade
                            Opportunities Fund N.V.

                            By: /s/ Martin Silver
                               -------------------------------------------------
                               Name:  Martin Silver
                               Title:

                                   EXHIBIT 7.1

                          [Form of Notification Letter]

                             [Letterhead of Lender]

                                  Date:_______


[Name and address of Account Debtor]



     Re: Genio Group, Inc. (the "Client")

Ladies and Gentlemen:

     We are pleased to advise that, to enable the Client to better service its customers, the Client has assigned its present and future accounts to us.

     To the extent that you are now indebted or may in the future become indebted to the Client on an account or a general intangible, payment thereof is to be made payable to us and not to the Client or any other entity. Payment in any other way will not discharge this obligation.

     The payments should be mailed to us at the following address: 1500 Broadway, 17th floor Floor, New York, NY 10036.


     This letter may only be revoked by a writing signed by one of our officers.

     To assist us in applying payments please fax a copy of this letter to us indicating your Federal Tax I.D. Number in this space:____________________



     Thank you.

                                    Very truly yours,

                                    IIG Capital, LLC, as agent for the IIG Trade
                                    Opportunities Fund N.V.

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

ASSIGNMENT CONFIRMED:

 Genio Group, Inc.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

                                   EXHIBIT 9.4

                 Exceptions to Lender's first priority interest

                                  EXHIBIT 12.3

1. The Borrower is currently negotiating agreements with several of its shareholders who acquired shares of the Borrower's common stock in private placement in July 2003 and December 2003. As part of the agreements, the Borrower will issue to such shareholders up to 1,000,000 shares of its common stock.

2. The Borrower is currently negotiating the acquisition of Frederator, an independent producer and distributor of children's programming, in exchange for up to twenty percent (20%) of the common stock of the Borrower.

                                   EXHIBIT 21

                                 GENERAL RELEASE

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively "Releasor") hereby forever releases, discharges and acquits IIG Capital, LLC, as agent for the IIG Trade Opportunities Fund N.V. ("Releasee"), its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in any way connected to or are related to that certain Loan and Security Agreement dated .

         Releasor agrees that the matters released herein are not limited to matters that are known or disclosed.

         Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.

         Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

         Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advise is not needed.

DATED:
       -------

Individual Releasor:
                                      ------------------------------------------
                                      [Name of individual], individually

Entity Releasor:

                          By:
                              -------------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                 ----------------------------------------------